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                                                                    EXHIBIT 12.1
                Computation of Ratio of Earnings to Fixed Charges

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

                                                                                     Year Ended December 31,
                                                                   ---------------------------------------------------------
                                                                     2006         2005       2004        2003        2002
                                                                   ---------   ---------   ---------   ---------   ---------

Income before income taxes and cumulative effect
  of change in accounting principle, but after minority interest     985,916     767,413     635,067     487,846     259,184


Add:
  Portion of rents representative of the interest factor .......       6,449       5,810       5,594       6,258       5,862
  Interest expense .............................................      92,522      85,926      66,423      54,733      45,475
                                                                   ---------   ---------   ---------   ---------   ---------

Income as adjusted .............................................   1,084,887     859,149     707,084     548,837     310,521
                                                                   =========   =========   =========   =========   =========

Fixed charges:
  Interest expense .............................................      92,522      85,926      66,423      54,733      45,475
  Portion of rents representative of the interest factor .......       6,449       5,810       5,594       6,258       5,862
                                                                   ---------   ---------   ---------   ---------   ---------

    Total ......................................................      98,971      91,736      72,017      60,991      51,337
                                                                   =========   =========   =========   =========   =========

Ratio of Earnings to Fixed Charges .............................        11.0         9.4         9.8         9.0         6.0
                                                                   =========   =========   =========   =========   =========

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